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                                                                   Exhibit 10.36


                   RESIGNATION AGREEMENT AND GENERAL RELEASE

     THIS RESIGNATION AGREEMENT AND GENERAL RELEASE, made and entered into as of this 21st day of June, 1996, by and between DAVID J. BIRKENSHAW (hereinafter referred to as the "Employee") and ATLAS CORPORATION, a corporation organized under the laws of Delaware (hereinafter referred to as the "Company").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Employee has been employed by the Company as its Chairman and Chief Executive Officer, pursuant to the provisions of an employment agreement between the Company and the Employee dated September 22, 1993 as the same has been amended from time to time (the "Employment Agreement"); and

     WHEREAS, the Employee and the Company deem it to be in their mutual interest that Employee's employment with the Company shall terminate; and

     WHEREAS, the Employee and the Company desire to settle fully and finally all outstanding matters between them, including, but in no way limited to, any outstanding matters that might arise out of the Employment Agreement, Employee's employment with the Company and the termination thereof;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

     1. Termination Date. The parties agree that the Employee's employment by the Company shall terminate effective as of June 21, 1996 (the "Termination Date"). Employee understands and agrees that, effective as of the Termination Date, he is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company. Employee acknowledges that he has submitted, and has been paid in full, for all outstanding expenses incurred or claimed by him through such date.

     2. Resignation. The execution of this Agreement shall serve as the resignation by the Employee as an officer, director and employee of the Company and of each "Affiliate" of the Company (as that term is defined by Paragraph 15(c) of this Agreement) and as a trustee, fiduciary or administrator of any employee benefit plan of the Company or an Affiliate, effective as of the Termination Date.

     3. Terms of Separation. In consideration of the agreements by Employee provided herein, including without limitation the release by the Employee in Paragraph 4 hereof, the Company agrees to provide the following payments and benefits to the Employee [as soon as
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                                      -2-


practicable after this Agreement becomes irrevocable pursuant to the provisions of Section 10 hereof:]

          (a) The Company shall pay to the Employee in full satisfaction of any claims by him against the Company or any Affiliate for salary, bonus, vacation, holiday, [expense or similar reimbursement,] pension or profit sharing benefits, separation or severance pay and any other claim for compensation or benefits of any kind whatsoever under the Employment Agreement or otherwise, (i) a single lump sum payment of $337,500 (less applicable withholding for payroll and other taxes), which amount shall be applied in payment of those expenses, advances, loans, other amounts owed to the Company and its Affiliates and other items listed in Exhibit D hereto which are presently known to the Company, and (ii) an additional payment totaling $112,500 to be paid in six equal monthly installments of $18,750 (less applicable withholdings for payroll and other taxes), which amount shall be reduced by the amount of any expenses, advances, loans, other amounts owed to the Company and its Affiliates or similar items which the Company or its Affiliates may become obligated to pay after the date hereof but which are not presently known to the Company and its Affiliates. Such payments shall be made by depositing such amount to the Employee's checking account or such other account, or by check, as Employee may authorize in writing.

          (b) The Company and the Employee agree that any stock options and restricted stock or other awards which may have been granted to Employee under the Company's Long Term Incentive Plan are hereby canceled and the Employee hereby waives any claims to or in respect of such stock options or stock awards. Immediately following the Termination Date, the Company agrees that it shall award to Employee an option to purchase an aggregate of 200,000 shares of the Company's common stock at an exercise price of $1.50 per share, which option shall be exercisable in whole or in part at any time prior to June 20, 1999. If not exercised by June 20, 1999, such stock option shall expire. The terms and conditions of such stock option award shall reflected in a written option agreement between the Company and the Employee in the form attached hereto as Exhibit C.

          (c) The Employee shall be placed on an unpaid personal leave of absence as an employee through December 18, 1996. During such leave of absence, Employee shall not have any duties or responsibilities, shall not have the authority to bind the Company in any way or to incur any liabilities on behalf of the Company or to hold himself out as acting for or on behalf of the Company in any way.

          (d) The Company shall make available to the Employee through June 20, 1997 coverage under the Company's medical benefits plan for himself and his dependents under the same terms and conditions, including required contributions, as apply to active employees. Thereafter, the Employee may purchase, if eligible, continuation medical benefits coverage to the extent and for the period provided by federal law.
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                                      -3-


          (e) Distributions or payments to Employee shall be made under any tax-qualified employee benefit plans of the Company in which the Employee participated prior to the Termination Date, to the extent provided by such plans.

          (f) Subject to Employee providing the Company with documentation and records satisfactory to the Company, the Company agrees to treat certain Canadian securities trades undertaken by Employee in the name of the Company in securities of Kyrgoil Corp. as for the account of the Employee individually. At such time as the Company shall receive the proceeds of any such trades, it shall remit to Employee the net amount received by the Company less all taxes, expenses, fees and similar charges of any kind which may be incurred by the Company. Employee represents that such securities trades were undertaken for his own account and without any prior knowledge by any officer or director of the Company.

          (g) In exchange for the release of any and all claims by Employee for personal and business moving, relocation or similar expenses, and for the other agreements of the Employee hereunder, the Company agrees to forgive the repayment of the $60,000 unsecured housing loan, and any accrued but unpaid interest thereon, which the Company made to the Employee in connection with his relocation to Denver, Colorado.

     4. Release by Employee. In consideration for the promises contained herein, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges for himself and his heirs, executors, administrators, successors and assigns, the Company and each of the Company's parent companies, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, Affiliates (and stockholders, agents, directors, officers, employees, representatives and attorneys of such, parent companies, divisions, subsidiaries and Affiliates), and all persons acting by, through, under or in concert with any of them (collectively, the "Company Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, claims arising directly or indirectly out of the Employee's employment by the Company, and the termination of the Employee's employment, claims under the Employment Agreement, claims under the Long Term Incentive Plan, claims for compensation of any kind, claims for workers' compensation, claims in equity or law for wrongful discharge, claims arising in tort, personal injury, defamation, mental anguish, emotional distress, injury to health and reputation, claims under federal, state or local laws prohibiting discrimination on account of age, national origin, race, sex, handicap, religion and similar classifications, claims under the Civil Rights Acts of 1866 and 1871, as amended; the Civil Rights Act of 1964, Title VII, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Americans with Disabilities Act of 1990; similar Colorado laws, including Colorado Rev. Stat. (S) 24-34-402(1)(a), (S) 24-34-301(1)(1994), and similar claims under the laws of Canada and any province or political
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                                      -4-


subdivision thereof ("Claim" or "Claims"), which Employee now has, or ever claimed to have, or could claim against each or any of the Company Releasees. Employee hereby agrees to forego any right to file any charges or complaints with any governmental agencies or a lawsuit against the Company Releasees under any of the laws referenced in this paragraph or with respect to any matters covered by the release in this paragraph. Notwithstanding the foregoing, the release by the Employee in this paragraph shall not limit the right of the Employee to seek to enforce the provisions of this Agreement.

     5. Confidentiality and Non-Disclosure Agreements. (a) Employee acknowledges that any confidentiality, proprietary rights or nondisclosure agreement(s) in favor of the Company or the Company Releasees, including without limitation, those agreements contained in Paragraph 7 of the Employment Agreement, which he may have entered into in connection with his employment ("Nondisclosure Agreement(s)") with the Company, is understood to survive, and does survive, any termination of such employment, and accordingly nothing in this Agreement shall be construed as terminating, limiting or otherwise affecting any such Nondisclosure Agreement(s) or Employee's obligations thereunder. Without limiting the generality of the foregoing, no time period set forth in this Agreement shall be construed as shortening or limiting the term of any such Nondisclosure Agreement(s), which term shall continue as set forth therein.

     (b) Employee agrees that, except to the extent compelled by law or legal process, he (i) will not hereafter disclose or communicate confidential information of the Company, its Affiliates or their customers to any third party (including as a third party for this purpose, employees and former employees of the Company, its Affiliates and governmental agencies), (ii) will not make use of confidential information of the Company, its Affiliates or their customersfor his own behalf, or on behalf of any third party, and (iii) will not facilitate, assist, persuade or attempt to facilitate, assist or persuade any third party to commence or prosecute any legal proceedings against the Company, its Affiliates and their customers and any Company Releasee. In the event Employee receives, is notified of or is served with a subpoena, summons, complaint, order, notice, notice of deposition or any other legal process or documents (collectively, "Legal Process") in connection with any legal or quasi-legal proceeding, including but not limited to any action at law or equity, arbitral, administrative proceeding or governmental investigation (collectively, "Litigation"), relating to the performance of his services as an employee, officer or director of the Company or its Affiliates or which, if complied with by Employee, might compel or lead to the disclosure by Employee of confidential information of the Company, its Affiliates or their customers, the Employee shall promptly, but in no event later than 2 business days after receipt unless 2 business days is not reasonable under the circumstances, provide the Company with a copy of the same, and shall in no event and under no circumstances disclose any such information prior to the last date specified in the Legal Process for making such disclosure. If the Company wishes Employee to contest such Legal Process or to be represented by counsel selected by it, the Company shall as soon as possible, but in no event later than 1 day prior to the date specified in such Legal Process for complying with the same, (i) notify Employee in writing that it wishes Employee to contest such Legal
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                                      -5-


Process and agree to pay Employee the costs and expenses of attorneys' fees incurred by the Employee in connection with contesting such Legal Process, not to exceed $5,000, or (ii) notify Employee that counsel selected by the Company shall, at the sole expense of the Company, participate in or control the response of the Employee to such Legal Process insofar as such response relates to the Employee's performance of services for the Company or the possible disclosure of confidential information of the Company, its Affiliates or their customers. Employee agrees to take such lawful action in connection with contesting any such Legal Process as the Company shall reasonably request from time to time. Employee agrees to promptly notify the Company of any action taken or proposed to be taken from time to time in connection with any Legal Process or Litigation which might lead to the disclosure of the confidential information of the Company, its Affiliates or their customers, and to make available to the Company any Legal Process of documents related thereto. The Employee further agrees to cooperate with the Company by providing a reasonable amount of testimony relating to any Litigation, to the extent requested by the Company.

     6. Company Property and Information. Employee has returned or will immediately return to the Company all Company Information and related reports, customer lists, trade secrets notes, maps, files, blueprints, drawings, memoranda, manuals, and records; credit cards, cardkey passes; door and file keys; automobiles, computer access codes, computer discs, magnetic media or business information in any form; software; other business information of the Company Releasees; and other physical or personal property which Employee received or prepared or helped prepare in connection with his employment; and Employee has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof in any form. The term "Company Information" as used in this Agreement includes, without limitation, information received from third parties, other confidential business or financial information, and other materials and information described in this paragraph.

     7. Confidentiality of this Agreement. Employee represents and agrees that he will keep the terms and fact of this Resignation Agreement and General Release completely confidential, and that he will not hereafter disclose any information concerning this Resignation Agreement and General Release to anyone, except to his immediate family and his legal and tax advisors; provided that such persons agree to keep such information confidential and not disclose it to others.

     8. Consideration. Employee acknowledges that the Company is not otherwise required to enter into this Agreement, that the payments and agreements in this Agreement are in addition to anything of value to which he is already entitled, that the consideration to be received by him under this Agreement is adequate, and that such promises and agreements are made by the Company because of his agreement to provide the releases in Paragraph 4 hereof.

     9. Receipt of Agreement. Employee acknowledges receiving this Agreement on June 21, 1996 and that he has twenty-one (21) days from that date to consider the terms of this Agreement.
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                                      -6-

     10. REVOCABILITY. This Agreement is revocable by Employee for seven (7) days after it is signed by him. This Agreement shall not be effective or enforceable until the period for revocation has expired.

     11. ARBITRATION. In the event there shall arise any question or dispute between the parties with respect to the provisions of this Resignation Agreement and General Release or its interpretation, such dispute shall be settled exclusively by arbitration in Denver, Colorado in accordance with the commercial rules then in effect of the American Arbitration Association. Judgment upon an award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction, including courts in the state of Colorado. Any award so rendered shall be final and binding upon the parties hereto. All costs and expenses of the arbitrator(s) and all costs and expenses of experts, attorneys, witnesses and other persons retained by the parties shall be borne by them respectively. In the event that injunctive relief shall become necessary under this Agreement, either of the parties shall have the right to seek provisional remedies prior to an ultimate resolution by arbitration.

     12. NO ADMISSION. This Resignation Agreement and General Release shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to the Employee in connection with his employment by the Company or the termination thereof. Except with respect to the compensation payable to Employee under Paragraph 3 hereof, the Company specifically disclaims any liability to the Employee, and wrongful acts against Employee, on the part of itself, and the Company Releasees.

     13. VOLUNTARY AGREEMENT. Employee represents and agrees that he fully understands his right to discuss all aspects of this Resignation Agreement and General Release with his private attorney, that he has availed himself of this right, that he has carefully read and fully understands all of the provisions of this Resignation Agreement and General Release, and that he is voluntarily entering into this Resignation Agreement and General Release.

     14. PRESS RELEASE. The termination of the Employee's employment with the Company shall be announced in a notice to employees of the Company and a press release in the form annexed to this Agreement as Attachments A and B, respectively. Except as set forth in Attachment A, or as required by law or legal process, neither the Company nor the Employee shall issue any press release, or make any statements to or grant any interview to any press or media representative relating to the termination of the Employee's employment with the Company or any matter referred to in this Agreement. Without limitation of the foregoing, the Employee further agrees that he will not make any statements to any party that could reasonably be construed as damaging to the business, image or reputation of the Company, its Affiliates or their respective management.

     15. GENERAL. (a) Employee represents and acknowledges that in executing this Resignation Agreement and General Release, he does not rely and has not relied upon any representation, inducement agreement or statement not set forth herein made by any of the
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                                      -7-

Company Releasees or by any of the Company Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Resignation Agreement and General Release or otherwise.

          (b) The provisions of this Resignation Agreement and General Release are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Resignation Agreement and General Release shall survive the termination of any arrangements contained herein.

          (c) As used herein, the term "Affiliate" shall mean any corporation or business entity controlling, controlled by or under common control with the Company, including as an Affiliate, Granges Inc., Phoenix Financial Holdings Inc. and Zamora Gold Corporation and the affiliates of each of such companies.

          (d) The Employee represents that he has not assigned or transferred or purported to assign or transfer any claim or matter released herein.

          (e) This Resignation Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

          (f) The effect, intent and construction of this Agreement shall be governed by the laws of Colorado, without giving effect to the conflict of laws rules thereof.



     IN WITNESS WHEREOF, the parties have duly executed this Resignation Agreement and General Release as of the date first set forth above.

                                    /s/ David J. Birkenshaw
                                    ------------------------------------
                                    DAVID J. BIRKENSHAW


                                    ATLAS CORPORATION

                                    By: /s/ J.H. Dunnett
                                    ------------------------------------
                                    Name: James H. Dunnett
                                    Title: Director

                                                                   EXHIBIT A


                             EMPLOYEE ANNOUNCEMENT


                                                                   June 21, 1996


TO:       All Employees


FROM:     Gary E. Davis


     Today David Birkenshaw resigned as CEO and Chairman of the Company. As further discussed in the attached press release which was just released, David has decided to leave the Company so he can dedicate more time to the pursuit of other business interests.

     Since David's association with Atlas in 1993, the Company has significantly strengthened its balance sheet and made several notable acquisitions, including the Granges control block, the Doby George gold property and the Phoenix public shell through which we intend to pursue development of industrial minerals.

     Given the ongoing efforts to restart Gold Bar, pending the signing of an appropriate gold hedging program, and the resulting commitment of both monies and manpower to this, it was David's opinion that this new direction was better left to others for implementation.

     I am sure you will join me in thanking David and in wishing him the best in his new endeavors.